Exhibit 10.6

OPERATING AGREEMENT

经营协议

This Operating Agreement (this “Agreement”) is dated November 30, 2018, and is entered into in Wuhan, People’s Republic of China (“PRC” or “China”) by and among Shengrong Environmental Protection Technology (Wuhan) Co., Ltd. (“Party A”) and Jiangsu Rong Hai Electric Power Fuel Co., Ltd. (“Domestic Enterprise” or “Party B”), and the shareholders holding 100% of the equity interests of Party B (the “Shareholders of Party B” or “Party C”). Party A, Party B, and Party C are each referred to in this Agreement as a “Party” and collectively as the “Parties.

 本《经营协议》（“本协议”）于2018年11月30日在中华人民共和国（“PRC”或“中国”）武汉市，由声荣环保科技技术（武汉）有限公司（“甲方”），江苏荣海电力燃料有限公司(“内资公司”或“乙方”）, 以及拥有乙方100%股权的股东（“乙方股东”或“丙方”）协商一致签订。甲方，乙方和丙方总称为“各方”。

RECITALS

陈述

1. Party A, a company incorporated in the PRC as a foreign investment enterprise, specializes in environment protection technology development, transfer, consulting and services;

甲方为根据中国法律成立的外商独资企业，专业从事环保技术开发、技术转让、技术咨询、技术服务科技推广及应用服务；

2. Party B is engaged in coal wholesales and sales of coke, steels, construction materials, mechanical equipment and steel scrap (collectively the “Business”);

乙方主要从事煤炭批发经营；焦炭、钢材、建筑材料、机械设备、废钢的销售（总称为“业务”）；

3.  The Shareholders of Party B collectively own 100% of the equity interests of Party B;

乙方股东总计拥有乙方100％的股权；

4.  Party A has established a business relationship with Party B pursuant to that certain Consulting Services Agreement dated November 30, 2018 (hereinafter “Consulting Services Agreement”);

甲方已经通过2018年11月30日签订的《咨询服务协议》（“服务协议”）和乙方建立了业务联系；

5. Pursuant to that the Consulting Services Agreement, Party B is obligated to make regular payments of consulting services fee to Party A during the term of the Consulting Services Agreement. However, no payment has yet been made, and Party B’s daily operation has a material effect on its ability to make such payments to Party A; and

根据服务协议，在服务协议有效期间，乙方有义务定期向甲方支付咨询服务费。但是，该费用还未被支付，并且乙方的日常经营对于其向甲方进行支付的能力具有重大的影响；与

6. The Parties are entering into this Agreement to clarify certain matters in connection with Party B’s operations in order to ensure Party B’s ability to meet its obligations under the Consulting Services Agreement, including payment of consulting services fee.

为确认乙方有能力实现服务协议里的义务，包括支付咨询服务费，各方准备签订本协议以便理清和乙方经营有关的议题。

NOW THEREFORE, all Parties of this Agreement hereby agree as follows through negotiations:

鉴于此，通过双方协商，各方同意签订协议如下：

1. To ensure the performance of the various arrangements between Party A and Party B, including related payment obligations of Party B to Party A, Party B and the Party C hereby jointly agree that Party B or Party C shall not, without the prior written consent of Party A, conduct any transactions which may materially affect the assets, obligations, rights or the operations of Party B (excluding proceeding with Party B’s normal business operation). Such transactions shall include, without limitation the following:

为求保证甲乙双方之间达成的各类交易的履行，包括乙方向甲方应当支付的相关价款的支付，乙方及丙方在此一致同意除非事先获得来自甲方的书面同意，乙方或丙方不应当进行任何能够实质性影响乙方资产、义务、权利或者经营的交易（乙方进行日常的业务活动所必需的除外）。该等交易应包括但不局限于以下情形：

1.1	To borrow money from any third party or assume any debt;

向任何第三方借款或者承担任何债务;

1.2	To sell or acquire or license from any third party any asset or right, including, but not limited to, any intellectual property rights;

向任何第三方出售或许可（或者购得）任何财产或者权利，包括但不限于任何知识产权;

1.3	To provide any guarantees to any third parties using its assets, account receivable or intellectual property rights;

以其拥有的财产、应收账款或知识产权向任何第三方提供担保;

1.4	To assign to any third party its business agreements;

向任何第三方转让业务合同;

1.5	To increase or decrease the registered capital of Party B, or transfer equity interests of Party B;

增加、减少乙方的注册资本、或转让任何乙方股权；

1.6	To declare, make, pay any profits, dividends or other distributions;

向丙方宣布、作出或支付任何利润分配、股息、红利或其他分配；

1.7	To amend the articles of association of the Party B; or

修订乙方的章程；或

1.8	To merger with, acquire or be merged into or acquired by any third party.

兼并、合并任何第三方或被任何第三方兼并、合并。

2. In order to further ensure Party B’s performance of the various arrangements between Party A and Party B, including related payment obligations of Party B to Party A, Party B and Party C hereby jointly agree to accept the corporate policies or advice provided by Party A in connection with Party B’s daily operations, financial management and the employment and dismissal of Party B’s employees.

为了更加保证乙方履行各类在甲方和乙方之间达成的各类交易，包括乙方对甲方相关账款的支付义务，乙方及丙方在此一致同意接受甲方提供的与乙方的日常经营，财政安排和乙方员工的雇佣解雇有关的政策或建议。

3. Party B and Party C hereby jointly agree that Party C shall appoint such individuals as recommended by Party A to be Directors of Party B, and shall appoint members of Party A’s senior management as Party B’s General Manager, Chief Financial Officer, and other senior officers. If any member of such senior management of Party B leaves or is dismissed by Party A, he or she will lose the qualification to take any other position with Party B, and Party B shall appoint another member of Party A’s senior management as recommended by Party A to take such position. The person recommended by Party A in accordance with this section shall have the qualifications necessary to be a Director, General Manager, Chief Financial Officer, and/or other relevant senior officers pursuant to applicable laws.

乙方与丙方在此一致同意丙方应当任命甲方推荐的人员担任乙方的董事，且应当任命甲方的高级经理人员担任乙方的总经理、首席财务官和其他公司的高级主管。如果以上任何乙方的高级主管被甲方解雇或者自动离职，她/他自动丧失其在乙方的职务而乙方应当任命其他由甲方推荐的甲方高级管理人员以担任相关职务。甲方依照本协议规定推荐的人员应当符合相关适用法律中涉及董事、总经理、首席财务官的资质规定。

4. Party B, together with Party C, hereby jointly agree and confirm that Party B shall first seek guarantee from Party A if Party B requires any guarantee for its performance of any contract or loan in the course of its business operation. Under such circumstances, Party A shall have the right, but not the obligation, to provide the appropriate guarantee to Party B at its sole discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third parties.

乙方及丙方在此一致同意并且确认乙方在经营中因为合同履行或者贷款而需要担保时，应当首先向甲方寻求此类担保。在这种情况下，甲方拥有权利（非义务）依据自身判断向乙方提供合适的担保。如果甲方决定不提供此类担保，那么甲方应当立即向乙方发出书面通知并且乙方应当寻求其他第三方获得此类担保。

5. In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right, but not the obligation, to terminate all agreements between Party A and Party B, including, but not limited to, the Consulting Services Agreement.

在甲方和乙方之间的协议终止或者到期的情况下，甲方拥有终止甲乙双方之间的所有协议（包括但不限于服务协议）的权利（非义务）。

6. Any amendment or supplements to this Agreement shall be made in writing. The amendments or supplements duly executed by all Parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

任何本协议的修正和补充应当以书面提供。各方签署的相关修正和补充应当视作本协议的一部份并且应当和本协议拥有相同的法律效力。

7. If any provision or provisions of this Agreement shall be held to be invalid, illegal, unenforceable or in conflict with the laws and regulations of the jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

如果根据相关法律，任何条款被视作无效、非法或者不可执行或与法域内的法律法规相冲突，那么该类条款应当仅在该类法域的范围内无效并且不会影响本协议中的其他条款。

8. Party B and Party C shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Party B and Party C hereby agree that Party A may assign its rights and obligations under this Agreement if necessary and such transfer shall only be subject to a written notice sent to Party B and Party C by Party A, and no any further consent from Party B or Party C will be required.

乙方和丙方不应当在未获得甲方事先书面同意的情况下将本协议中相关权利和义务转让给任何第三方。乙方和丙方在此同意甲方在需要时可以将其在本协议中的权利和义务进行转让，并且相关转让仅取决于甲方向乙方和丙方发出的书面通知，并且无需自乙方或丙方获得任何进一步的同意。

9. The Parties hereby acknowledge and agree the confidentiality of all oral and written materials exchanged relating to this Agreement. No Party shall disclose the confidential information to any other third party without the other Party’s prior written approval, unless: (a) it was in the public domain at the time it was communicated (unless it entered the public domain without the authorization of the disclosing Party); (b) the disclosure was in response to the relevant laws, regulations, or stock exchange rules; or (c) the disclosure was required by any of the Party’s legal counsel or financial consultant for the purpose of the transaction of this Agreement. However, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof. The disclosure of confidential information by employees or agents of any Party is deemed to be an act of such Party, and such Party shall bear all liabilities of the breach of confidentiality. If any provision of this Agreement is found by a proper authority to be unenforceable or invalid, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole.

各方认识到并且确认任何通过口头或者书面传递的与本协议有关的材料均为机密。各方应当对此类文件采取保密措施并且在没有获得其他方书面同意的情况下不向任何第三方泄露，除非：（a）提供时已被公众知晓（排除披露方在未获授权的情况下将此类文件向公众公开）；（b）任何依照适用的法律法规及证券交易规则所做的披露；（c）应一方法律顾问或者财务顾问为本协议项下的交易而要求进行的披露，但是该法律顾问和财务顾问也应当遵守本协议的保密规定。各方的雇员或者代理人所做的披露应当视作该方所做的披露，并且该方应当承担所有违反本协议保密条款的责任。本协议任何规定被适格的监管当局判定为不可执行或者无效，并不就此得出本协议作为一个整体不可执行或无效的结论。

10. This Agreement shall be governed and construed in accordance with PRC law.

本协议应当适用中华人民共和国法律并进行解释。

11. The Parties shall strive to resolve any disputes arising from the interpretation or performance of this Agreement through amicable negotiations. If such dispute cannot be settled within forty-five (45) days, any Party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration. The arbitration shall abide by the current rules of CIETAC, and the arbitration proceedings shall be conducted in Beijing, China in Chinese. The determination of CIETAC shall be final and binding upon the Parties and enforceable in court with proper jurisdictions.

各方应当尽力通过友好协商解决任何对于本协议的解释和履行而产生的纠纷。如果无法在协商45日内达成一致，应提交中国国际经济贸易仲裁委员会并接受其当时适用的规则进行仲裁。仲裁地为北京。仲裁程序以中文进行。任何仲裁裁决应当为终局的并且对协议各方具有约束力，能够在具有管辖权的任何法院执行。

12. This Agreement shall be executed by a duly authorized representative of each Party as of the date first written above and becomes effective simultaneously.

本协议应由各方授权的代表在首页确定的日期签署，在签署的同时本协议生效。

13. The Parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

各方确认本协议应当就其中规定的事项构成一份完整的协议，并且应当替代所有以前达成的所有口头和书面的协议和谅解。

14. Unless by the early termination of Party A, this Agreement shall be deemed as effective until Party B’s operation term expires. Each of Party A and Party B shall complete approval or registration procedures for the extension of its business term three months prior to the expiration of its business term, for the purpose of the maintenance of the effectiveness of this Agreement.

除非甲方提前终止协议，本协议在乙方存续期间一直有效。甲方和乙方应在各自经营期限届满前三个月内办理完成延长经营期限的审批及登记手续，以使本协议的有效期得以持续。

15. During the effective term of this Agreement, neither Party B nor Party C may terminate this Agreement. Party A shall have the right to terminate this Agreement at any time by giving a thirty (30) day prior written notice to Party B and Party C.

在本协议有效期间，乙方和丙方都不得终止本协议。甲方有权通过提前三十天发出书面通知的方式，在任何时间终止本协议。

16. This Agreement has been executed in four (4) originals in both English and Chinese. Each Party has received one (1) original, and all originals shall be equally valid. In case of any discrepancies among the different languages, the Chinese version shall prevail.

本协议一式四份，以中英文签署，每一方保留一份并且每一份拥有相同的效力。当本协议中英文含义不一致时，以中文文本为准。

[SIGNATURE PAGE FOLLOWS]

[以下是签字页]

[SIGNATURE PAGE]

[签字页]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives/authorized representative.

兹证明，本协议由各方或者各方的法定代表人/被授权人签订。

PARTY A:	Shengrong Environmental Protection Technology (Wuhan) Co., Ltd.
甲方：	声荣环保科技技术（武汉）有限公司

Legal/Authorized Representative:           /s/ Renqi Yang_____________

法定代表人/或被授权人(签字)

Name: Renqi Yang

姓名: 杨仁啟

Title: Executive Director

职务: 执行董事

PARTY B:	Jiangsu Rong Hai Electric Power Fuel Co., Ltd.
乙方：	江苏荣海电力燃料有限公司

Legal/Authorized Representative:           /s/ Jirong Huang___________

法定代表人/或被授权人（签字）

Name: Jirong Huang

姓名: 黄继荣

Title: Executive Director

职务: 执行董事

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

乙方股东签字页

Shareholders of Jiangsu Rong Hai Electric Power Fuel Co., Ltd.

江苏荣海电力燃料有限公司的股东:

/s/ Jirong Huang

Name: Jirong Huang

姓名: 黄继荣

ID No.:340404196906151626

身份证号：340404196906151626

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

乙方股东签字页

Shareholders of Jiangsu Rong Hai Electric Power Fuel Co., Ltd.

江苏荣海电力燃料有限公司的股东:

/s/ Qihai Wang

Name: Qihai Wang

姓名: 王其海

ID No.:340404196911111610

身份证号：340404196911111610